As filed with the Securities and Exchange Commission on June 15, 2006

Registration No. 33-63059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

____________

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

____________

South Dakota	46-0458824
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)

____________

EMPLOYEES’ STOCK PURCHASE PLAN

OF BLACK HILLS CORPORATION

(Full title of the plan)

____________

Steven J. Helmers

General Counsel

Black Hills Corporation

625 Ninth Street, PO Box 1400

Rapid City, South Dakota 57709-1400

(Name and address of agent for service)

(605) 721-1700

(Telephone number, including area code, of agent for service)

RECENT EVENTS: DEREGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (registration number 33-63059) filed with the Securities and Exchange Commission on September 29, 1995 (the “Registration Statement”), which registered 200,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of Black Hills Corporation (the “Company”), related to the Black Hills Corporation Employees’ Stock Purchase Plan.

The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota on the 15th day of June, 2006.

BLACK HILLS CORPORATION

By: /S/ DAVID R. EMERY
David R. Emery, Chairman, President and
Chief Executive Officer

Each individual whose signature appears below constitutes and appoints David R. Emery and Mark T. Thies, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution, to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments to this Registration Statement, and the Registrant hereby also appoints each such agent as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/S/ DAVID R. EMERY	Director and	June 15, 2006
David R. Emery, Chairman, President and	Principal Executive Officer
Chief Executive Officer

/S/ MARK T. THIES	Principal Financial and	June 15, 2006
Mark T. Thies, Executive Vice President and	Accounting Officer
Chief Financial Officer

/S/ DAVID C. EBERTZ	Director	June 15, 2006
David C. Ebertz

	Director	June 15, 2006
Jack W. Eugster

/S/ JOHN R. HOWARD	Director	June 15, 2006
John R. Howard

/S/ KAY S. JORGENSEN	Director	June 15, 2006
Kay S. Jorgensen

/S/ RICHARD KORPAN	Director	June 15, 2006
Richard Korpan

	Director	June 15, 2006
Stephen D. Newlin

/S/ JOHN B. VERING	Director	June 15, 2006
John B. Vering

/S/ THOMAS J. ZELLER	Director	June 15, 2006
Thomas J. Zeller

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 15th day of June, 2006.

BLACK HILLS CORPORATION

By: /S/ ROXANN R. BASHAM
Roxann R. Basham
Plan Administrator

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